Exhibit 4.8

FIRST SUPPLEMENTAL INDENTURE

        THIS FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture") is dated as of July 20, 2004, among OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the "Issuer"), each of the SUBSIDIARY GUARANTORS listed on Schedule I hereto (the "Subsidiary Guarantors"), OHI ASSET II (TX), LLC, a Delaware limited liability company and wholly owned subsidiary of the Issuer (the "Texas Sub"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee").

W I T N E S S E T H:

        WHEREAS, the Issuer and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 22, 2004, providing for the issuance of the Issuer's 7% Senior Notes due 2014 (the "Notes");

        WHEREAS, Section 9.01 of the Indenture authorizes the Issuer, the Subsidiary Guarantors and the Trustee, together, to amend or supplement the Indenture, without notice to or consent of any Holder (as defined in the Indenture) of the Notes, in order to make any change that would not materially adversely affect the rights of any Holder of the Notes;

        WHEREAS, in Section 1.01 of the Indenture the term "Subsidiary Guarantor" is defined to include each Restricted Subsidiary (as defined in the Indenture) of the Issuer on the Closing Date;

        WHEREAS, Section 10.01 of the Indenture provides that each Subsidiary Guarantor shall be a guarantor of the Issuer's obligations under the Notes, subject to the terms and conditions described in the Indenture;

        WHEREAS, the Texas Sub existed as a Restricted Subsidiary as of the Closing Date, but was inadvertently not included as a named Subsidiary Guarantor in the Indenture;

        WHEREAS, Section 4.03 of the Indenture provides that the Issuer shall not be required to maintain the existence of any Restricted Subsidiary if the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and the loss thereof is not adverse in any material respect to the Holders of the Notes;

        WHEREAS, OHI (Greensboro), Inc. and OHI (Clemmons), Inc. (collectively, the "Dissolved Subsidiaries") are Restricted Subsidiaries under the Indenture and were dissolved under the laws of the state of North Carolina, effective as of June 14, 2004;

        WHEREAS, (i) the Dissolved Subsidiaries were single asset entities, (ii) the respective properties owned by each of the Dissolved Subsidiaries were distressed properties, (iii) each of these properties were sold at auctions conducted pursuant to the applicable regulations set forth by the US Department of Housing and Urban Development ("HUD"), and (iv) all of the proceeds received from such auctions were retained by HUD to be applied toward outstanding debt secured by each of the aforementioned properties;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors, the Texas Sub and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2.     RELEASE OF DISSOLVED SUBSIDIARIES. The Dissolved Subsidiaries are hereby released as Subsidiary Guarantors under the Indenture as a result of the dissolution thereof.

          3.     AGREEMENT TO GUARANTEE. The Texas Sub hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Issuer's obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, and to be bound by, and to receive the benefit of, all other applicable provisions of the Indenture as a Subsidiary Guarantor. Such guarantee shall be evidenced by the Texas Sub's execution of a Subsidiary Guarantee, the form of which is attached as Exhibit E to the Indenture, and shall be effective as of March 22, 2004.

          3.     NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, partner, affiliate, beneficiary or stockholder of the Texas Sub, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, any Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          4.     NEW YORK LAW TO GOVERN. The laws of the State of New York shall govern and be used to construe this First Supplemental Indenture.

          5.     COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6.     EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          7.     THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, the Subsidiary Guarantors and the Texas Sub.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated as of July 20, 2004

OMEGA HEALTHCARE INVESTORS, INC.
By:	/s/ C. TAYLOR PICKETT Name: C. Taylor Pickett Title: President and Chief Executive Officer
On behalf of each Subsidiary Guarantor named on the attached Schedule I
By:	/s/ C. TAYLOR PICKETT Name: C. Taylor Pickett Title: President and Chief Executive Officer
OHI ASSET II (TX), LLC
By:	/s/ C. TAYLOR PICKETT Name: C. Taylor Pickett Title: President and Chief Executive Officer
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ TERESA L. DAVIS Name: Teresa L. Davis Title: Vice President

Schedule I

SUBSIDIARY GUARANTORS

Omega Healthcare Investors, Inc.

Arizona Lessor—Infinia, Inc.

Bayside Alabama Healthcare Second, Inc.

Bayside Arizona Healthcare Associates, Inc.

Bayside Arizona Healthcare Second, Inc.

Bayside Colorado Healthcare Associates, Inc.

Bayside Colorado Healthcare Second, Inc.

Bayside Indiana Healthcare Associates, Inc.

Bayside Street II, Inc.

Bayside Street, Inc.

Care Holdings, Inc

Center Healthcare Associates, Inc.

Cherry Street—Skilled Nursing, Inc.

Colorado Lessor—Conifer, Inc.

Dallas Skilled Nursing, Inc.

Delta Investors I, LLC

Delta Investors II, LLC

Florida Lessor—Crystal Springs, Inc.

Florida Lessor—Emerald, Inc.

Florida Lessor—Five Facilities, Inc.

Florida Lessor—Lakeland, Inc.

Florida Lessor—Meadowview, Inc.

Florida Lessor—West Palm Beach and Southpoint, Inc.

Georgia Lessor—Bonterra/Parkview, Inc.

Heritage Texarkana Healthcare Associates, Inc.

Indiana Lessor—Jeffersonville, Inc.

Indiana Lessor—Wellington Manor, Inc.

Jefferson Clark, Inc.

Lake Park Skilled Nursing, Inc.

Long Term Care—Michigan, Inc.

Long Term Care—North Carolina, Inc.

Long Term Care Associates—Illinois, Inc.

Long Term Care Associates—Indiana, Inc.

Long Term Care Associates—Texas, Inc.

NRS Ventures, LLC

OHI (Clemmons), Inc.*

OHI (Connecticut), Inc.

OHI (Florida), Inc.

OHI (Greensboro), Inc.*

* Entity dissolved on June 14, 2004.

OHI (Illinois), Inc.

OHI (Indiana), Inc.

OHI (Iowa), Inc.

OHI (Kansas), Inc.

OHI Asset (CA), LLC

OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC

OHI Asset (FL), LLC

OHI Asset (ID), LLC

OHI Asset (IN), LLC

OHI Asset (LA), LLC

OHI Asset (MI/NC), LLC

OHI Asset (MO), LLC

OHI Asset (OH), LLC

OHI Asset (TX), LLC

OHI Asset II (CA), LLC

OHI Asset II (TX), LLC

OHI Asset, LLC

Ohio Lessor Waterford & Crestwood, Inc.

OHI of Kentucky, Inc.

OHI of Texas, Inc.

OHI Sunshine, Inc.

OHIMA, Inc.

Omega (Kansas), Inc.

Omega Acquisition Facility I, LLC

Omega TRS I, Inc.

OS Leasing Company

Parkview—Skilled Nursing, Inc.

Pine Texarkana Healthcare Associates, Inc.

Reunion Texarkana Healthcare Associates, Inc.

San Augustine Healthcare Associates, Inc.

Skilled Nursing—Gaston, Inc.

Skilled Nursing—Herrin, Inc.

Skilled Nursing—Hicksville, Inc.

Skilled Nursing—Paris, Inc.

South Athens Healthcare Associates, Inc.

Sterling Acquisition Corp.

Sterling Acquisition Corp. II

Texas Lessor—Stonegate GP, Inc.

Texas Lessor—Stonegate Limited, Inc.

Texas Lessor—Stonegate, L.P.

Texas Lessor—Treemont, Inc.

Washington Lessor—Silverdale, Inc.

Waxahachie Healthcare Associates, Inc.

West Athens Healthcare Associates, Inc.